Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
Media: Dan Gugler, (310) 226-2645
Korn Ferry Announces Second Quarter Fiscal 2023
Results of Operations
Highlights
▪Korn Ferry reports fee revenue of $727.8 million in Q2 FY’23, an increase of 14% (20% at constant currency) from Q2 FY’22 and a sequential increase of 5% (7% on a constant currency basis) from Q1 FY'23.
▪Net income attributable to Korn Ferry was $73.5 million in Q2 FY’23, while diluted and adjusted diluted earnings per share were $1.38 and $1.43 in Q2 FY’23, respectively.
▪Operating income and Adjusted EBITDA were $119.6 million (operating margin of 16.4%) and $131.1 million (Adjusted EBITDA margin of 18.0%), respectively, in Q2 FY’23.
▪The Company repurchased 622,500 shares of stock during the quarter for $33.1 million.
▪Declared a quarterly dividend of $0.15 per share on December 7, 2022, which is payable on January 13, 2023 to stockholders of record on December 21, 2022.
▪During the second quarter, the Company completed the acquisition of Infinity Consulting Solutions, which is included in the Professional Search & Interim segment.

Los Angeles, CA, December 8, 2022 – Korn Ferry (NYSE: KFY), a global organizational consulting firm, today announced second quarter fee revenue of $727.8 million. In addition, second quarter diluted earnings per share was $1.38 and adjusted diluted earnings per share was $1.43.

“During the fiscal second quarter we generated $728 million in fee revenue, up 14% year-over-year and up 20% at constant currency. Our diluted earnings per share and Adjusted earnings per share were $1.38 and $1.43, respectively, and our Adjusted EBITDA was $131 million, representing an 18% margin,” said Gary D. Burnison, CEO, Korn Ferry.

“It’s clear that the global economy has been in transition for several months. We are seeing change on every front – from over a decade of high liquidity and historically low interest rates to changes in Central Bank policies, significant shifts in global trade lanes and persistent inflationary pressures. In response, companies and our clients will undoubtedly have to continue adjusting their organizational and workforce strategies to tomorrow, which is opportunity for Korn Ferry."

Selected Financial Results
(dollars in millions, except per share amounts) (a)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$727.8	$639.4	$1,423.8	$1,224.8
Total revenue	$735.7	$643.4	$1,438.9	$1,231.5
Operating income	$119.6	$103.8	$231.2	$205.0
Operating margin	16.4%	16.2%	16.2%	16.7%
Net income attributable to Korn Ferry	$73.5	$75.8	$150.8	$150.6
Basic earnings per share	$1.39	$1.40	$2.85	$2.78
Diluted earnings per share	$1.38	$1.38	$2.83	$2.75

Adjusted Results (b):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$131.1	$134.9	$263.3	$256.2
Adjusted EBITDA margin	18.0%	21.1%	18.5%	20.9%
Adjusted net income attributable to Korn Ferry	$76.1	$83.9	$156.1	$158.8
Adjusted basic earnings per share	$1.44	$1.55	$2.95	$2.93
Adjusted diluted earnings per share	$1.43	$1.53	$2.93	$2.90
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets and impairment of right of use assets when applicable. Adjusted results on a consolidated basis are non-GAAP financial measures that adjust for the following, as applicable (see attached reconciliations):

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Integration/acquisition costs	$3.4	$1.1	$7.0	$1.1
Impairment of fixed assets	$—	$1.9	$—	$1.9
Impairment of right of use assets	$—	$7.4	$—	$7.4
The Company reported fee revenue in Q2 FY’23 of $727.8 million, a year-over-year increase of 14% (up 20% on a constant currency basis) compared to Q2 FY’22. Fee revenue increased in all lines of business except Executive Search which was down about 7% compared to Q2 FY'22. The acquisitions of Lucas Group, Patina and Infinity Consulting Solutions (collectively, the “acquisitions”) which are included in the Professional Search & Interim segment, were a significant factor in the year-over-year increase in fee revenue compared to the year-ago quarter.
Operating margin was 16.4% in Q2 FY’23, compared to 16.2% in the year-ago quarter. Adjusted EBITDA margin was 18.0% in Q2 FY’23, compared to 21.1%, in the year-ago quarter. Net income attributable to Korn Ferry was $73.5 million in Q2 FY’23, compared to $75.8 million in Q2 FY’22 and Adjusted EBITDA was $131.1 million in Q2 FY’23 compared to $134.9 million in Q2 FY’22.
Operating income increased due to the increase in fee revenue as discussed above. Partially offsetting this increase were increases in 1) cost of services expense associated with the acquisitions and 2) compensation and benefits expense primarily due to an increase in headcount, partially offset by a decrease in our deferred compensation liabilities due to market movements.
Adjusted EBITDA decreased due to the factors noted above and a decrease in other income due to a decline in the value of our marketable securities (which are held in trust to satisfy obligations under our deferred compensation plans) due to market movements.

Results by Line of Business
Selected Consulting Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$173.1	$164.9	$339.6	$313.4
Total revenue	$175.8	$165.7	$344.6	$314.7

Ending number of consultants and execution staff (b)	1,899	1,739	1,899	1,739
Hours worked in thousands (c)	467	445	926	871
Average bill rate (d)	$371	$371	$367	$360

Adjusted Results (e):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$31.1	$30.1	$60.6	$56.9
Adjusted EBITDA margin	18.0%	18.2%	17.9%	18.2%
______________________
(a)Numbers may not total due to rounding.
(b)Represents number of employees originating, delivering and executing consulting services.
(c)The number of hours worked by consultant and execution staff during the period.
(d)The amount of fee revenue divided by the number of hours worked by consultants and execution staff.
(e)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$0.3	$—	$0.3
Impairment of right of use assets	$—	$2.5	$—	$2.5

Fee revenue was $173.1 million in Q2 FY’23 compared to $164.9 million in Q2 FY’22, an increase of $8.2 million or 5% (up 12% on a constant currency basis). Consulting saw growth in Organization Design, Change Management, and Workforce Sales Compensation, partially offset by a decline in Assessment & Succession.
Adjusted EBITDA was $31.1 million in Q2 FY’23 with an Adjusted EBITDA margin of 18.0% compared to Adjusted EBITDA of $30.1 million with an associated margin of 18.2%, respectively, in the year-ago quarter. This increase in Adjusted EBITDA resulted from the increase in fee revenue outlined above, partially offset by an increase in compensation and benefits expense and cost of services expense, driven by higher salaries and related payroll taxes.

Selected Digital Data
(dollars in millions) (a)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$94.3	$88.6	$178.1	$169.3
Total revenue	$94.6	$88.7	$178.4	$169.4

Ending number of consultants	365	282	365	282
Subscription & License fee revenue	$28.9	$26.3	$58.5	$50.7

Adjusted Results (b):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$27.5	$28.6	$51.7	$54.2
Adjusted EBITDA margin	29.2%	32.2%	29.0%	32.0%
______________________
(a)Numbers may not total due to rounding.
(b)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$0.2	$—	$0.2
Impairment of right of use assets	$—	$1.3	$—	$1.3

Fee revenue was $94.3 million in Q2 FY’23 compared to $88.6 million in Q2 FY’22, an increase of $5.7 million or 6% (up 15% on a constant currency basis). The increase in fee revenue continues to be driven by Development offerings as companies invest in sales effectiveness tools and training programs to build their commercial team capabilities to maximize revenue growth.
Adjusted EBITDA was $27.5 million in Q2 FY’23 with an Adjusted EBITDA margin of 29.2% compared to $28.6 million and 32.2%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA and Adjusted EBITDA margin was due to 1) an increase in general and administrative expenses and 2) an increase in compensation and benefits expense, driven by higher salaries and related payroll taxes associated with the increased investment made on product development initiatives and an increase in the commercial salesforce. This was partially offset by higher fee revenue.

Selected Executive Search Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$218.4	$235.5	$451.1	$452.4
Total revenue	$220.4	$236.5	$454.9	$454.1

Ending number of consultants	621	570	621	570
Average number of consultants	620	568	604	547
Engagements billed	4,054	4,365	6,386	6,631
New engagements (c)	1,637	1,830	3,319	3,575

Adjusted Results (d):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$54.5	$66.1	$116.7	$127.7
Adjusted EBITDA margin	25.0%	28.1%	25.9%	28.2%
______________________
(a)Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.
(b)Numbers may not total due to rounding.
(c)Represents new engagements opened in the respective period.
(d)Executive Search Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures that adjust for the following:

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$0.1	$—	$0.1
Impairment of right of use assets	$—	$0.9	$—	$0.9

Fee revenue was $218.4 million and $235.5 million in Q2 FY’23 and Q2 FY’22, respectively, a year-over-year decrease of $17.1 million or 7% (down 4% on a constant currency basis). The decrease in fee revenue was driven by a decrease in the number of the engagements billed. Fee revenue decreased in North America and Asia and was partially offset by higher fee revenue in EMEA and Latin America.
Adjusted EBITDA was $54.5 million in Q2 FY’23 with an Adjusted EBITDA margin of 25.0% compared to Adjusted EBITDA of $66.1 million and Adjusted EBITDA margin of 28.1%, respectively, in the year-ago quarter. The decrease in Adjusted EBITDA was due to the decrease in fee revenue discussed above, partially offset by a decrease in compensation and benefits expense due to a decrease in performance-related bonus expense.

Selected Professional Search & Interim Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$134.7	$54.6	$233.7	$106.4
Total revenue	$135.8	$54.7	$235.8	$106.6

Permanent Placement:
Fee revenue	$79.5	$54.6	$153.6	$106.4
Engagements billed (c)	3,006	1,824	4,709	2,925
New engagements (d)	1,816	1,048	3,662	2,036
Ending number of consultants (e)	527	210	527	210
Interim (started in Q3 FY'22):
Fee revenue	$55.3	$—	$80.1	$—
Average bill rate (f)	$107	$—	$111	$—
Average weekly billable consultants (g)	1,111	—	787	—

Adjusted Results (h):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$32.5	$21.8	$61.6	$41.3
Adjusted EBITDA margin	24.1%	40.0%	26.4%	38.8%
_____________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. Professional Search & Interim segment represents the single hire to multi hire permanent placement and interim business that was previously included in the RPO & Professional Search segment. Segment data for Q2 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into the RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Represents engagements billed for professional search.
(d)Represents new engagements opened for professional search in the respective period.
(e)Represents number of employees originating professional search.
(f)Fee revenue from interim divided by the number of hours worked by consultants.
(g)The number of billable consultants based on a weekly average in the respective period.
(h)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$0.9	$—	$0.9
Impairment of right of use assets	$—	$1.4	$—	$1.4
Integration/acquisition costs	$2.5	$—	$5.0	$—
Fee revenue was $134.7 million in Q2 FY’23, an increase of $80.1 million or 147% (up 159% on a constant currency basis), compared to the year-ago quarter. Interim fee revenue and permanent placement fee revenue increased by $55.3 million and $24.9 million, respectively, primarily due to the acquisitions.
Adjusted EBITDA was $32.5 million in Q2 FY’23 with an Adjusted EBITDA margin of 24.1% compared to $21.8 million and 40.0%, respectively, in the year-ago quarter. The increase in Adjusted EBITDA was due to the higher fee revenue discussed above. Partially offsetting this increase were increases in compensation and benefits expense driven by higher salaries and related payroll taxes and commission expense driven by increases in fee revenue and headcount associated with the acquisitions. Also partially offsetting the increase in Adjusted EBITDA was an increase in cost of services expense due to the recently acquired interim businesses.

Selected RPO Data(a)
(dollars in millions) (b)

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Fee revenue	$107.3	$95.9	$221.2	$183.4
Total revenue	$109.1	$97.8	$225.2	$186.6

Remaining revenue under contract(c)	$958.3	$663.4	$958.3	$663.4
RPO new business(d)	$290.3	$136.2	$438.7	$249.2

Adjusted Results (e):	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Adjusted EBITDA	$16.0	$14.4	$33.7	$29.0
Adjusted EBITDA margin	14.9%	15.1%	15.2%	15.8%
______________________
(a)In the first quarter of fiscal 2023, the Company changed the composition of its global segments. RPO segment represents the recruitment outsourcing business that was previously included in the RPO & Professional Search segment. Segment data for Q2 FY’22 and year to date FY'22 has been recast to reflect the division of the RPO & Professional Search segment into a RPO segment and Professional Search & Interim segment.
(b)Numbers may not total due to rounding.
(c)Estimated fee revenue associated with signed contracts for which revenue has not yet been recognized.
(d)Estimated total value of a contract at the point of execution of the contract.
(e)Adjusted results exclude the following:

	Second Quarter		Year to Date
	FY’23	FY’22	FY’23	FY’22
Impairment of fixed assets	$—	$0.4	$—	$0.4
Impairment of right of use assets	$—	$1.2	$—	$1.2

Fee revenue was $107.3 million in Q2 FY’23, an increase of $11.4 million or 12% (up 19% on a constant currency basis), compared to the year-ago quarter. RPO fee revenue increased due to the wider adoption of RPO services in the market in combination with our differentiated solutions.
Adjusted EBITDA was $16.0 million in Q2 FY’23 with an Adjusted EBITDA margin of 14.9% compared to $14.4 million and 15.1%, respectively, in the year-ago quarter. The increase in Adjusted EBITDA was due to the higher fee revenue discussed above. Partially offsetting this were increases in compensation and benefits expense driven by higher salaries and related payroll taxes driven by increases in headcount associated with increased levels of fee revenue.

Outlook
Despite the continuing strength in new business trends coming out of Q2 FY’23, economic factors like global inflation, rising interest rates, and escalating geo-political tensions present a level of risk and uncertainty that is difficult to quantify. In light of such uncertainty, we are in the process of developing a plan (the "Plan") to reduce our operating costs by $45 million to $55 million. We expect to implement the Plan in the third quarter, but do not anticipate any meaningful run-rate savings to begin until the fourth quarter. With this in mind and assuming anticipated charges and savings related to the Plan, no new major pandemic related lockdowns or further changes in worldwide geopolitical conditions, economic conditions, financial markets or foreign exchange rates, on a consolidated basis:
▪Q3 FY’23 fee revenue is expected to be in the range of $660 million and $690 million; and
▪Q3 FY’23 diluted earnings per share is expected to range between $0.40 to $0.66.
On a consolidated adjusted basis:
▪Q3 FY’23 and Q4 FY'23 Adjusted EBITDA margin is expected to be in the range of 14% to 15%.

	Reconciliation of Operating margin to Adjusted EBITDA margin
	Low	High
Consolidated operating margin	7.0%	8.0%
Depreciation and amortization	2.6%	2.6%
Integration/acquisition and cost realignment	4.4%	4.4%
Consolidated Adjusted EBITDA margin(1)	14.0%	15.0%
▪Q3 FY’23 adjusted diluted earnings per share is expected to be in the range from $0.88 to $1.00.

	Q3 FY’23 Earnings Per Share Outlook
	Low	High

Consolidated diluted earnings per share	$0.40	$0.66
Integration/acquisition and cost realignment	0.66	0.47
Tax Rate Impact	(0.18)	(0.13)
Consolidated adjusted diluted earnings per share(1)	$0.88	$1.00
______________________
(1)Consolidated Adjusted EBITDA margin and consolidated adjusted diluted earnings per share are non-GAAP financial measures that exclude the items listed in the applicable table.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at ir.kornferry.com. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry
Korn Ferry is a global organizational consulting firm. We help clients synchronize strategy and talent to drive superior performance. We work with organizations to design their structures, roles, and responsibilities. We help them hire the right people to bring their strategy to life. And we advise them on how to reward, develop, and motivate their people. Visit kornferry.com for more information.
Forward-Looking Statements
Statements in this press release and our conference call that relate to our outlook, projections, goals, strategies, future plans and expectations, and other statements of future events or conditions are forward-looking statements that involve a number of risks and uncertainties. Words such as “believes”, “expects”, “anticipates”, “goals”, “estimates”, “guidance”, “may”, “should”, “could”, “will” or “likely”, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to expected demand for our products and services. Readers are cautioned not to place undue reliance on such statements. Such statements are based on current expectations; actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to the ultimate magnitude and duration of any pandemic or outbreaks, and related restrictions and operational requirements that apply to our business and the businesses of our clients, and any related negative impacts on our business, employees, customers and our ability to provide services in affected regions, global and local political or economic developments in or affecting countries where we have operations, competition, changes in demand for our services as a result of automation, the dependence on and costs of attracting and retaining qualified and experienced consultants, dislocation in the labor markets and increasing competition for highly skilled workers, our ability to maintain relationships with customers and suppliers and retain key employees, maintaining our brand name and professional reputation, impact of inflationary pressures on our profitability, potential legal liability and regulatory developments, the portability of client relationships, consolidation of the industries we serve, changes and developments in government laws and regulations, evolving investor and customer expectations with regard to environmental, social and governmental matters, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, changes to data security, data privacy and data protection laws, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, the utilization and billing rates of our consultants, dependence on third parties for the execution of critical functions, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, treaties, or regulations on our business and our company, impairment of goodwill and other intangible assets, deferred tax assets that we may not be able to use, our indebtedness, expansion of social media platforms, seasonality, ability to effect acquisition and integrate acquired businesses, including Infinity Consulting Solutions and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:
•Adjusted net income attributable to Korn Ferry, adjusted to exclude integration/acquisition costs, impairment of fixed assets and impairment of right of use assets net of income tax effect;
•Adjusted basic and diluted earnings per share, adjusted to exclude integration/acquisition costs, impairment of fixed assets and impairment of right of use assets, net of income tax effect;
•Constant currency (calculated using a quarterly average) percentages that represent the percentage change that would have resulted had exchange rates in the prior period been the same as those in effect in the current period;
•Consolidated and Executive Search Adjusted EBITDA, which is earnings before interest, taxes, depreciation and amortization, further adjusted to exclude integration/acquisition costs, impairment of fixed assets and impairment of right of use assets, when applicable, and Consolidated and Executive Search Adjusted EBITDA margin.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges that may not be indicative of Korn Ferry’s ongoing operating results. These non-GAAP financial measures are performance measures and are not indicative of the liquidity of Korn Ferry. These charges, which are described in the footnotes in the attached reconciliations, represent 1) costs we incurred to acquire and integrate a portion of our Professional Search & Interim business, 2) impairment of fixed assets associated with the decision to terminate and sublease some of our offices and 3) impairment of right of use assets due to the decision to terminate and sublease some of our offices. The use of non-GAAP financial measures facilitates comparisons to Korn Ferry’s historical performance. Korn Ferry includes non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. Adjusted net income attributable to Korn Ferry, adjusted basic and diluted earnings per share and Consolidated and Executive Search Adjusted EBITDA, exclude certain charges that management does not consider on-going in nature and allows management and investors to make more meaningful period-to-period comparisons of the Company’s operating results. Management further believes that Consolidated and Executive Search Adjusted EBITDA is useful to investors because it is frequently used by investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes and capitalized asset values, all of which can vary substantially from company to company. In the case of constant currency percentages, management believes the presentation of such information provides useful supplemental information regarding Korn Ferry's performance as excluding the impact of exchange rate changes on Korn Ferry's financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry's ongoing operations and financial and operational decision-making.
[Tables attached]

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021
	(unaudited)
Fee revenue	$727,849	$639,443	$1,423,752	$1,224,838
Reimbursed out-of-pocket engagement expenses	7,870	3,955	15,115	6,658
Total revenue	735,719	643,398	1,438,867	1,231,496

Compensation and benefits	464,766	431,640	930,392	827,876
General and administrative expenses	65,086	64,065	129,543	114,332
Reimbursed expenses	7,870	3,955	15,115	6,658
Cost of services	61,257	24,329	99,249	46,322
Depreciation and amortization	17,093	15,633	33,322	31,277
Total operating expenses	616,072	539,622	1,207,621	1,026,465

Operating income	119,647	103,776	231,246	205,031
Other (loss) income, net	(9,048)	5,066	(8,273)	9,513
Interest expense, net	(7,098)	(6,365)	(14,710)	(11,791)
Income before provision for income taxes	103,501	102,477	208,263	202,753
Income tax provision	28,886	26,145	55,112	50,024
Net income	74,615	76,332	153,151	152,729
Net income attributable to noncontrolling interest	(1,074)	(560)	(2,363)	(2,134)
Net income attributable to Korn Ferry	$73,541	$75,772	$150,788	$150,595

Earnings per common share attributable to Korn Ferry:
Basic	$1.39	$1.40	$2.85	$2.78
Diluted	$1.38	$1.38	$2.83	$2.75

Weighted-average common shares outstanding:
Basic	51,868	53,114	51,820	52,937
Diluted	52,005	53,568	52,143	53,494

Cash dividends declared per share:	$0.15	$0.12	$0.30	$0.24

KORN FERRY AND SUBSIDIARIES
FINANCIAL SUMMARY BY REPORTING SEGMENT
(dollars in thousands)
(unaudited)

	Three Months Ended October 31,			Six Months Ended October 31,
	2022	2021	% Change	2022	2021	% Change

Fee revenue:
Consulting	$173,092	$164,893	5.0%	$339,576	$313,371	8.4%
Digital	94,329	88,639	6.4%	178,090	169,310	5.2%
Executive Search:
North America	142,485	158,197	(9.9)%	294,029	296,875	(1.0%)
EMEA	44,645	42,434	5.2%	91,701	85,181	7.7%
Asia Pacific	23,408	28,257	(17.2)%	49,789	56,960	(12.6%)
Latin America	7,821	6,571	19.0%	15,629	13,347	17.1%
Total Executive Search (a)	218,359	235,459	(7.3)%	451,148	452,363	(0.3%)
Professional Search & Interim	134,743	54,559	147.0%	233,690	106,396	119.6%
RPO	107,326	95,893	11.9%	221,248	183,398	20.6%
Total fee revenue	727,849	639,443	13.8%	1,423,752	1,224,838	16.2%
Reimbursed out-of-pocket engagement expenses	7,870	3,955	99.0%	15,115	6,658	127.0%
Total revenue	$735,719	$643,398	14.3%	$1,438,867	$1,231,496	16.8%
(a)Total Executive Search is the sum of the individual Executive Search Reporting Segments and is presented on a consolidated basis as it is consistent with the Company’s discussion of its Lines of Business, and financial metrics used by the Company’s investor base.

KORN FERRY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	October 31, 2022	April 30, 2022
	(unaudited)
ASSETS
Cash and cash equivalents	$593,900	$978,070
Marketable securities	59,188	57,244
Receivables due from clients, net of allowance for doubtful accounts of $40,959 and $36,384 at October 31, 2022 and April 30, 2022, respectively	670,408	590,260
Income taxes and other receivables	48,070	31,884
Unearned compensation	62,411	60,749
Prepaid expenses and other assets	46,388	41,763
Total current assets	1,480,365	1,759,970

Marketable securities, non-current	178,565	175,783
Property and equipment, net	153,041	138,172
Operating lease right-of-use assets, net	151,537	167,734
Cash surrender value of company-owned life insurance policies, net of loans	184,230	183,308
Deferred income taxes	83,899	84,712
Goodwill	790,063	725,592
Intangible assets, net	94,408	89,770
Unearned compensation, non-current	122,361	118,238
Investments and other assets	23,266	21,267
Total assets	$3,261,735	$3,464,546

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$48,623	$50,932
Income taxes payable	26,094	34,450
Compensation and benefits payable	327,949	547,826
Operating lease liability, current	49,039	48,609
Other accrued liabilities	303,470	302,408
Total current liabilities	755,175	984,225

Deferred compensation and other retirement plans	369,960	357,175
Operating lease liability, non-current	127,886	151,212
Long-term debt	395,831	395,477
Deferred tax liabilities	2,776	2,715
Other liabilities	27,387	24,153
Total liabilities	1,679,015	1,914,957

Stockholders' equity
Common stock: $0.01 par value, 150,000 shares authorized, 76,622 and 75,409 shares issued and 52,909 and 53,190 shares outstanding at October 31, 2022 and April 30, 2022, respectively	446,280	502,008
Retained earnings	1,268,437	1,134,523
Accumulated other comprehensive loss, net	(136,665)	(92,185)
Total Korn Ferry stockholders' equity	1,578,052	1,544,346
Noncontrolling interest	4,668	5,243
Total stockholders' equity	1,582,720	1,549,589
Total liabilities and stockholders' equity	$3,261,735	$3,464,546

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2022	2021	2022	2021

Net income attributable to Korn Ferry	$73,541	$75,772	$150,788	$150,595
Net income attributable to non-controlling interest	1,074	560	2,363	2,134
Net income	74,615	76,332	153,151	152,729
Income tax provision	28,886	26,145	55,112	50,024
Income before provision for income taxes	103,501	102,477	208,263	202,753
Other loss (income), net	9,048	(5,066)	8,273	(9,513)
Interest expense, net	7,098	6,365	14,710	11,791
Operating income	119,647	103,776	231,246	205,031
Depreciation and amortization	17,093	15,633	33,322	31,277
Other (loss) income, net	(9,048)	5,066	(8,273)	9,513
Integration/acquisition costs (1)	3,411	1,084	7,016	1,084
Impairment of fixed assets (2)	—	1,915	—	1,915
Impairment of right of use assets (3)	—	7,392	—	7,392
Adjusted EBITDA	$131,103	$134,866	$263,311	$256,212

Operating margin	16.4%	16.2%	16.2%	16.7%
Depreciation and amortization	2.3%	2.4%	2.4%	2.6%
Other (loss) income, net	(1.2)%	0.8%	(0.6)%	0.8%
Integration/acquisition costs (1)	0.5%	0.2%	0.5%	0.1%
Impairment of fixed assets (2)	—	0.3%	—	0.1%
Impairment of right of use assets (3)	—	1.2%	—	0.6%
Adjusted EBITDA margin	18.0%	21.1%	18.5%	20.9%

Net income attributable to Korn Ferry	$73,541	$75,772	$150,788	$150,595
Integration/acquisition costs (1)	3,411	1,084	7,016	1,084
Impairment of fixed assets (2)	—	1,915	—	1,915
Impairment of right of use assets (3)	—	7,392	—	7,392
Tax effect on the adjusted items (4)	(812)	(2,228)	(1,705)	(2,228)
Adjusted net income attributable to Korn Ferry	$76,140	$83,935	$156,099	$158,758

Basic earnings per common share	$1.39	$1.40	$2.85	$2.78
Integration/acquisition costs (1)	0.07	0.02	0.13	0.02
Impairment of fixed assets (2)	—	0.04	—	0.04
Impairment of right of use assets (3)	—	0.14	—	0.14
Tax effect on the adjusted items (4)	(0.02)	(0.05)	(0.03)	(0.05)
Adjusted basic earnings per share	$1.44	$1.55	$2.95	$2.93

Diluted earnings per common share	$1.38	$1.38	$2.83	$2.75
Integration/acquisition costs (1)	0.07	0.02	0.13	0.02
Impairment of fixed assets (2)	—	0.04	—	0.04
Impairment of right of use assets (3)	—	0.14	—	0.14
Tax effect on the adjusted items (4)	(0.02)	(0.05)	(0.03)	(0.05)
Adjusted diluted earnings per share	$1.43	$1.53	$2.93	$2.90
Explanation of Non-GAAP Adjustments
(1)Costs associated with current and previous acquisitions, such as legal and professional fees, retention awards and the on-going integration expenses to combine the companies.
(2)Costs associated with impairment of fixed assets (i.e. leasehold improvements) due to terminating and subleasing some of our office leases.
(3)Costs associated with impairment of right-of-use assets due to terminating and subleasing some out our office leases.
(4)Tax effect on integration/acquisition costs and impairment of fixed assets and right of use assets.

KORN FERRY AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - CONTINUED
(unaudited)

	Three Months Ended October 31,
	2022				2021
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$173,092	$175,845	$31,089	18.0%	$164,893	$165,732	$30,061	18.2%
Digital	94,329	94,577	27,524	29.2%	88,639	88,712	28,556	32.2%
Executive Search:
North America	142,485	144,147	37,969	26.6%	158,197	159,082	48,907	30.9%
EMEA	44,645	44,919	8,081	18.1%	42,434	42,571	7,663	18.1%
Asia Pacific	23,408	23,523	5,834	24.9%	28,257	28,267	8,201	29.0%
Latin America	7,821	7,822	2,607	33.3%	6,571	6,572	1,366	20.8%
Total Executive Search	218,359	220,411	54,491	25.0%	235,459	236,492	66,137	28.1%
Professional Search & Interim	134,743	135,762	32,457	24.1%	54,559	54,702	21,825	40.0%
RPO	107,326	109,124	16,004	14.9%	95,893	97,760	14,433	15.1%
Corporate	—	—	(30,462)		—	—	(26,146)
Consolidated	$727,849	$735,719	$131,103	18.0%	$639,443	$643,398	$134,866	21.1%

	Six Months Ended October 31,
	2022				2021
	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin	Fee revenue	Total revenue	Adjusted EBITDA	Adjusted EBITDA margin
	(dollars in thousands)
Consulting	$339,576	$344,580	$60,639	17.9%	$313,371	$314,739	$56,902	18.2%
Digital	178,090	178,392	51,702	29.0%	169,310	169,393	54,188	32.0%
Executive Search:
North America	294,029	297,031	81,718	27.8%	296,875	298,382	92,237	31.1%
EMEA	91,701	92,248	16,596	18.1%	85,181	85,414	15,248	17.9%
Asia Pacific	49,789	49,975	13,185	26.5%	56,960	56,999	16,521	29.0%
Latin America	15,629	15,631	5,224	33.4%	13,347	13,351	3,720	27.9%
Total Executive Search	451,148	454,885	116,723	25.9%	452,363	454,146	127,726	28.2%
Professional Search & Interim	233,690	235,814	61,618	26.4%	106,396	106,634	41,264	38.8%
RPO	221,248	225,196	33,713	15.2%	183,398	186,584	28,961	15.8%
Corporate	—	—	(61,084)		—	—	(52,829)
Consolidated	$1,423,752	$1,438,867	$263,311	18.5%	$1,224,838	$1,231,496	$256,212	20.9%